As filed with the Securities and Exchange Commission on September 25, 2002


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                                AMENDMENT NO. 2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         CONCURRENT COMPUTER CORPORATION
                         -------------------------------
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                 04-2735766
               --------                                 ----------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

4375 River Green Parkway, Duluth, Georgia                   30096
-----------------------------------------                   -----
(Address of Principal Executive Offices)                 (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT

                                                Name of each exchange on
  Title of each class to be registered     which each class is to be registered
  ------------------------------------     ------------------------------------
                 None                                Not applicable


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT

                         Preferred Stock Purchase Rights
              ---------------------------------------------------
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  1.     DESCRIPTION  OF  REGISTRANT'S  SECURITIES  TO  BE  REGISTERED.


     This Amendment Number 2 amends that certain Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 26, 1992 (the "Registration Statement") by Concurrent Computer Corporation (the "Company").
 ----------------------                                            -------

     On August 7, 2002, the Company (i) removed BankBoston, N.A. (f/k/a First National Bank of Boston) as Rights Agent pursuant to the Rights Agreement dated July 31, 1992, (ii) appointed American Stock Transfer & Trust Company as successor Rights Agent and (iii) entered into an Amended and Restated Rights Agreement ("Rights Agreement") with American Stock Transfer and Trust Company.
            ----------------

     A copy of the letter to stockholders, dated September 18, 2002, and attachment of Summary of Rights to Purchase Preferred Shares sent to each stockholder as of the Record Date, is contained as Exhibit 99.1 to this Form 8-A/A.


ITEM  2.     EXHIBITS

Exhibit
  No.                          Description  of  Exhibit
------              ------------------------------------------

99.1 Stockholder letter, dated September 18, 2002, with attached Summary of Rights to Purchase Junior Preferred Stock



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                                    SIGNATURE


     Pursuant to the requirements to Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  September 18, 2002



                                              CONCURRENT COMPUTER CORPORATION



                                              By:  /s/ Steven R. Norton
                                                 ----------------------------
                                                 Name:  Steve R. Norton
                                                 Title: Chief Financial Officer



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
                                  EXHIBIT INDEX


Exhibit
   No.                              Exhibit  Description
------                              --------------------

99.1 Stockholder letter, dated September 18, 2002, with attached Summary of Rights to Purchase Junior Preferred Stock



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